EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119732 on
Form S-8 of Atlantic Coast Federal Corporation of our report dated June 22, 2010 appearing in this Annual Report on Form 11-K of the Atlantic Coast Bank Employees' Savings & Profit
Sharing Plan and Trust for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

South Bend, Indiana
June 22, 2010